UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2010

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Named Executive Officer

Richard Mandeberg, who has served as Executive Vice President and Chief Revenue Officer of Support.com, Inc. (the “Company”), resigned from all positions effective April 30, 2010, to pursue other activities.

On April 26, 2010, the Company and Mr. Mandeberg executed a Separation and Consulting Agreement (“Separation and Consulting Agreement”) in connection with Mr. Mandeberg’s departure from the Company. The Separation and Consulting Agreement acknowledges Mr. Mandeberg’s resignation from his positions at the end of the business day on April 30, 2010. Pursuant to the terms of the Separation Agreement, Mr. Mandeberg will be retained by the Company as a consultant through August 31, 2010. Commencing on the first payroll date within the sixty (60) day period following April 30, 2010, the Company shall pay Mr. Mandeberg a first monthly installment of $100,625 and thereafter commencing on July 1, 2010, three (3) additional monthly installments of $20,625, subject to Mr. Mandeberg’s compliance with certain restrictions set forth in the Separation Agreement. Pursuant to the Separation and Consulting Agreement, Mr. Mandeberg’s options grants will continue to vest in accordance with their terms in accordance with their terms until the Consulting Termination Date and his then-vested options shall remain exercisable for ninety (90) days thereafter. The Company shall provide continued health care coverage for Mr. Mandeberg, his spouse and eligible dependents until the earlier of October 30, 2010 or the first date Mr. Mandeberg is covered under another employer’s health benefit program providing the same level of benefits. The Separation Agreement contains a general release by Mr. Mandeberg of all claims against the Company and its affiliates and representatives.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation and Consulting Agreement, by and between the Company and Richard Mandeberg, executed on April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2010

SUPPORT.COM, INC.

By:	/S/ SHELLY SCHAFFER
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, by and between the Company and Richard Mandeberg, executed on April 26, 2010

4